UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2022

LESAKA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Florida	000-31203	98-0171860
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

President Place, 4th Floor, Cnr.
Jan Smuts Avenue and Bolton Road
 Rosebank, Johannesburg, South Africa
(Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: 011-27-11-343-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Shares	LSAK	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 31, 2022, Lesaka Technologies, Inc.'s ("Lesaka" or the "Company") Remuneration Committee approved new employment arrangements with Mr. Steven J. Heilbron. Lesaka and Mr. Heilbron have entered into a fixed term employment arrangement for the period from January 1, 2023 to June 30, 2025, and effective from January 1, 2023, Mr. Heilbron's annual base salary will be $350,000.

Mr. Heilbron will also be eligible to receive a performance bonus of between 60% and 120% of his annual base salary, subject to the achievement of certain performance conditions in consultation with Lesaka's Remuneration Committee. His cash incentive award for fiscal 2023 was agreed in October 2022 and remains unchanged. Mr. Heilbron has also agreed to sign Lesaka's standard restrictive covenant agreement and the parties have agreed to a three month period of non-competition and a 24 month period of non-solicitation. Mr. Heilbron existing restraint agreement will remain in-force under its terms to April 2025, and the new restraint agreement would increase the restraint period to September 30, 2025, assuming he serves the full period under the new employment arrangement.

On December 31, 2022, Lesaka's Remuneration Committee also approved a sign on award of 300,000 shares of Lesaka common stock. This award vested on December 31, 2022, and Mr. Heilbron has undertaken not to sell or otherwise dispose of these shares until December 31, 2023. The Lesaka Remuneration Committee also awarded Mr. Heilbron 225,000 shares of restricted stock which vest on June 30, 2024, subject to his continuous employment with the Company through to this date. Mr. Heilbron will also be entitled to receive a further 225,000 shares of the Company's restricted stock, subject to Lesaka's Remuneration's approval, and these shares will vest on June 30, 2025, subject to his continuous employment with the Company through to this date.

Item 7.01. Regulation FD Disclosure.

On January 4, 2023, the Company issued a press release announcing the Mr. Heilbron's new employment arrangement as described in Item 5.02 above. A copy of the Company's press release is attached hereto as Exhibit 99.1.

The information furnished herewith pursuant to Item 7.01 of this current report shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
No.
99.1	Press Release, dated January 4, 2023, issued by Lesaka Technologies, Inc.

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LESAKA TECHNOLOGIES, INC.

Date: January 4, 2023	By:	/s/ Naeem E. Kola
	Name:	Naeem E. Kola
	Title:	Group Chief Financial Officer